Exhibit 10.38
SECURITY AGREEMENT

Date:	November 30, 2007

Debtor:	HOMELAND ENERGY SOLUTIONS, LLC
106 W. MAIN STREET
P.O. BOX C
RICEVILLE, IA 50466

Secured Party:	HOME FEDERAL SAVINGS BANK
50 – 14TH AVENUE EAST, SUITE 100
SARTELL, MN 56377
RECITALS
A. Pursuant to that certain Master Loan Agreement and any and all Supplements of even date herewith between the Debtor and Secured Party (collectively, as amended, modified, supplemented, extended or restated from time to time, the “Credit Agreement”) the Secured Party has agreed to make certain financial accommodations and loans to the Debtor.
B. In order to secure the performance of the Loan Obligations under the Credit Agreement and the other Loan Documents, the Debtor desires to grant to the Secured Party for the benefit of the Secured Party a security interest in various collateral, all as more particularly described in this Security Agreement.
AGREEMENT
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1. Definitions. All capitalized terms used in this Security Agreement shall have the meaning as set forth in the Credit Agreement or in the Uniform Commercial Code (the “UCC”), as enacted in the State of Iowa, and as amended from time to time and such meanings shall automatically change at the time that any amendment to the UCC, which changes such meanings, shall become effective.
2. Grant of Security Interest. To secure the payment and performance of the Loan Obligations, the Debtor grants the Secured Party, a security interest in the following property (the “Collateral”):

All of the personal property of the Debtor, wherever located, and now owned or hereafter acquired, including, but not limited to:
All Accounts and other rights to payment whether or not earned by performance, and including, but not limited to, payment for property sold, leased, rented, licensed or assigned or services rendered or to be rendered; Goods; Farm Products; Chattel Paper; Inventory; Equipment; Instruments; Investment Property; Documents; Deposit Accounts; Money; Letter-of-Credit Rights; General Intangibles; Payment Intangibles; Software; Supporting Obligations; and to the extent not included in the foregoing as original collateral, the proceeds and products of the foregoing.
All payments, rights to payment whether or not earned by performance, accounts, general intangibles and benefits, including, but not limited to, payments in kind, deficiency payments, letters of entitlement, storage payments, emergency assistance, diversion payments, production flexibility contracts, contract reserve payments, ethanol incentive funds, bioenergy programs, under or from any preexisting, current or future federal or state government program and, to the extent not included in the foregoing as original collateral, the proceeds and products of the foregoing.
3. Representations, Warranties, Covenants and Agreements. The Debtor represents, warrants, covenants and agrees as follows:
a.
The legal name of the Debtor is as set forth at the top of the first page of this Agreement. The Debtor has not used any trade name, assumed name or other name except the Debtor’s name stated above or otherwise set forth in the Credit Agreement. The Debtor shall give the Secured Party prior written notice of any change in its name or if the Debtor uses any other name.

b.	The Debtor is a limited liability company whose state of organization is Iowa. The Debtor shall not change its state of organization without the prior written consent of the Secured Party.

c.
The address of the Debtor’s chief executive office is shown at the beginning of this Agreement. The chief executive office of the Debtor will change to the site of the Debtor’s ethanol plant upon completion of construction. The Debtor shall give the Secured Party prior written notice of any change in such address. The Debtor has authority to execute and perform this Agreement.

d.
The Debtor hereby authorizes the Secured Party to file all financing statements and amendments to financing statements describing the Collateral in any offices as Secured Party, in its sole discretion, may determine. The Debtor hereby further authorizes the Secured Party to file a financing statement describing any agricultural liens or other statutory liens held by Secured Party in any offices as Secured Party, in its sole discretion, may determine.

e.
The Debtor is the owner of the Collateral, will be the owner of the Collateral hereafter acquired, or has sufficient rights in the Collateral to transfer an interest, free of all security interests, liens and encumbrances other than the Security Interest and any other security of the Secured Party, and other than Permitted Liens. The Debtor shall not permit any security interest, lien or encumbrance, other than liens permitted by the Master Loan Agreement, the Security Interest, and any other security interests of the Secured Party, to attach to any Collateral without the prior written consent of the Secured Party. The Debtor shall defend the Collateral against the claims and demands of all persons other than the Secured Party, and shall promptly pay all taxes, assessments and other government charges upon or against the Debtor, any Collateral and the Security Interest. No financing statement covering any Collateral other than related to liens subordinated to the Secured Party is on file in any public office other than Permitted Liens. If any Collateral is or will become a fixture, the Debtor, at the request of the Secured Party, shall furnish the Secured Party with a statement or statements executed by all persons who have or claim an interest in the real estate, in form acceptable to the Secured Party, which statement or statements shall provide that such persons consent to the Security Interest.

f.
The Debtor shall not sell or otherwise dispose of any Collateral or any interest therein without the prior written consent of the Secured Party, except that, until the occurrence of any Event of Default and subject to the provisions of this Agreement, the Debtor may sell or lease any Collateral constituting Inventory or Farm Products in the ordinary course of business at prices constituting the fair market value thereof and to replace equipment as warranted. For purposes of this Agreement, a transfer in partial or total satisfaction of a debt, obligation or liability shall not constitute a sale or lease in the ordinary course of business.

g.
For each deposit account that the Debtor at any time opens or maintains, the Debtor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Secured Party, either (a) cause the depositary bank to comply at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Debtor, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Debtor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account. The Secured Party agrees with the Debtor that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Debtor, unless an Event of Default has occurred and is continuing, or would occur, if effect were given to any withdrawal not otherwise permitted by the Loan Documents. The provisions of this paragraph shall not apply to (i) any deposit account for which the Debtor, the depositary bank and the Secured Party have entered into a cash collateral agreement specially negotiated among the Debtor, the depositary bank and the Secured Party for the specific purpose set forth therein, (ii) a deposit account for which the Secured Party is the depositary bank and is in automatic control, and (iii) deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Debtor’s employees. The Debtor shall not grant any other person a security interest, lien or other encumbrance in any such deposit accounts.

h.
The Debtor shall execute and deliver to the Secured Party all assignments, transfers and other documents required by the Secured Party to transfer, convey and assign to the Secured Party all federal and state government program payments, rights to payment whether or not earned by performance, accounts, general intangibles and benefits.

i.
Each account, instrument, chattel paper, other right to payment and general intangible constituting Collateral is, or will be when acquired, the valid, genuine and legally enforceable obligation of the account debtor or other obligor named therein or in the Debtor’s records pertaining thereto as being obligated to pay such obligation, subject to no defense, setoff or counterclaim. The Debtor shall not, without the prior written consent of the Secured Party, agree to any material modification or amendment of any such obligation or agree to any subordination or cancellation of any such obligation.

j.
All tangible Collateral shall be located at the Debtor’s address(es) set forth at the beginning of this Agreement, at the Debtor’s ethanol plant site, or as disclosed in writing to the Secured Party. No such Collateral shall be located at any other address without the prior written consent of the Secured Party. At the request of the Secured Party, the Debtor shall provide the Secured Party with the location of all farm products, machinery and equipment on a quarterly basis so long as the obligations remain unpaid. Notwithstanding the foregoing, Collateral may be located away from Debtor’s location for shipping purposes in the ordinary course of business.

k.
The Debtor shall: (1) keep all tangible Collateral in good condition and repair, normal wear and tear and depreciation excepted; (2) from time to time replace any worn, broken or defective parts thereof if necessary for the Debtor’s operations; (3) promptly notify the Secured Party of any material loss of or material damage to any Collateral or of any adverse change in the prospect of payment of any account, instrument, chattel paper, other right to payment or general intangible constituting Collateral; (4) not permit any Collateral to be used or kept for any unlawful purpose or in violation of any federal, state or local law; (5) keep all tangible Collateral insured in such amounts, against such risks and in such companies as shall be reasonably acceptable to the Secured Party, with loss payable clauses in favor of the Secured Party to the extent of its interest in form reasonably acceptable to the Secured Party (including without limitation a provision for at least ten (10) days’ prior written notice to the Secured Party of any cancellation or modification of such insurance), and deliver polices or certificates of such insurance to the Secured Party; (6) at the Debtor’s chief executive office, keep accurate and complete records pertaining to the Collateral and the Debtor’s financial condition, business and property, and submit to the Secured Party such periodic reports concerning the Collateral and the Debtor’s financial condition, business and property as the Secured Party may from time to time request;

(7) at all reasonable times permit the Secured Party and its representatives to examine and inspect any Collateral, and to examine, inspect and copy the Debtor’s records pertaining to the Collateral and the Debtor’s financial condition, business and property; (8) at the Secured Party’s request, promptly execute, endorse and deliver such financing statements and other instruments, documents, chattel paper and writings and take such other actions deemed by the Secured Party to be necessary or desirable to establish, protect, perfect or enforce the Security Interest and the rights of the Secured Party under this Agreement and applicable law, and pay all costs of filing financing statements and other writings in all public offices where filing is deemed by the Secured Party to be necessary or desirable.
l.
Debtor will cooperate with Secured Party in obtaining control with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper. Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to the Secured Party indicating that Secured Party has a security interest in the chattel paper.

m.
To the extent Debtor uses the proceeds of loan(s) extended by Secured Party to purchase Collateral, Debtor’s repayment of said loan(s) shall apply on a “first-in-first-out” basis so that the portion of the loan(s) used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

n.	The Debtor shall comply, in all material respects, with the provisions of all federal or state government programs, agreements and contracts to which it is a party.

o.
In the Secured Party’s discretion, if the Debtor fails to do so, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums. The Debtor agrees to reimburse the Secured Party on demand for all expenditures so made. The Secured Party shall have no obligation to the Debtor to make any such expenditures, nor shall the making thereof be construed as the waiver or cure of any Default or Event of Default.

p.
Anything herein to the contrary notwithstanding, the Debtor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Debtor thereunder. The Secured Party shall not have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party may be entitled at any time or times. The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

q.
The powers conferred on the Secured Party hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or Secured Parties shall be responsible to the Debtor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

4. Collection Rights. At any time after an Event of Default has occurred and is continuing, the Secured Party may, and at the request of the Secured Party the Debtor shall, promptly notify any account debtor or obligor of any account, instrument, chattel paper, other right to payment or general intangible constituting Collateral that the same has been assigned to the Secured Party and shall direct such account debtor or obligor to make all future payments to the Secured Party. At any time after an Event of Default has occurred and is continuing, the Secured Party may notify any governmental agency or unit of government which is obligated to the Debtor under any federal or state governmental program that the same has been assigned to the Secured Party, and direct such governmental agency or unit of government to make all future payments to the Secured Party. In connection with any such notice, the Secured Party is authorized to forward to such government agency or unit of government any and all instruments of assignment or notices of assignment required by such government agency or unit of government previously executed and delivered to Secured Party by the Debtor.
5. Limited Power of Attorney. If the Debtor at any time fails to perform or observe any agreement herein, the Secured Party, in the name and on behalf of the Debtor or, at its option, in its own name, may perform or observe such agreement and take any action which the Secured Party may deem necessary or desirable to cure or correct such failure. The Debtor irrevocably authorizes Secured Party and grants the Secured Party a limited power of attorney in the name and on behalf of the Debtor or, at its option, in its own name, to collect, receive, receipt for, create, prepare, complete, execute, endorse, deliver, and file any and all financing statements, insurance applications, remittances, instruments, documents, chattel paper, and other writings, to grant an extension to, compromise, settle, waive, notify, amend, adjust, change, and release any obligation of any account debtor, obligor, insurer, or other person pertaining to any Collateral, and take any other action deemed by the Secured Party to be necessary or desirable to establish, perfect, protect, or enforce the Security Interest. All of the Secured Party’s advances, charges, costs, and expenses, including without limitation reasonable attorneys’ fees, in connection with the Loan Obligations and in the protection and exercise of any rights or remedies hereunder, together with interest thereon at the highest rate then applicable to any of the Loan Obligations, shall be secured hereunder and shall be paid by the Debtor to the Secured Party on demand.

6. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Secured Party may exercise any one or more of the following rights and remedies: (a) declare all Loan Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand, all of which are hereby waived by the Debtor; (b) require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (c) exercise and enforce any and all rights and remedies available upon default under the Credit Agreement, this Agreement, the Uniform Commercial Code, and any other applicable agreements and laws. If notice to the Debtor of any intended disposition of Collateral or other action is required, such notice shall be deemed reasonably and properly given if mailed by regular or certified mail, postage prepaid, to the Debtor at the address stated at the beginning of this Agreement or at the most recent address shown in the Secured Party’s records, at least ten (10) days prior to the action described in such notice. The Debtor hereby irrevocably submits and consents to the jurisdiction of the state and federal courts located in the State of Minnesota over any controversy, action or proceeding arising out of or relating to this Security Agreement, the Collateral, the Security Interest, the Loan Obligations and any instrument, agreement or document related hereto or thereto, and the Debtor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Minnesota state or federal court. The Debtor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Nothing in this Security Agreement shall affect the right of the Lender to bring any action or proceeding against the Debtor or its property in the courts of any other jurisdiction to the extent permitted by law.
7. Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Debtor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature,

(h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Debtor acknowledges that the purpose of this Section 7 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code or other applicable law in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section 7. Without limitation upon the foregoing, nothing contained in this Section 7 shall be construed to grant any rights to the Debtor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 7.
8. Suretyship Waivers by Debtor. The Debtor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon, notice of acceleration, notice of intent to accelerate, and all other demands and notices of any description. With respect to both the Loan Obligations and the Collateral, the Debtor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable. The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody of such Collateral. The Debtor further waives any and all other suretyship defenses.
9. Marshalling. The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Loan Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Debtor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Loan Obligations or under which any of the Loan Obligations is outstanding or by which any of the Loan Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Debtor hereby irrevocably waives the benefits of all such laws.

10. Miscellaneous. A carbon, photographic, or other reproduction of this Agreement is sufficient as a financing statement. This Agreement cannot be waived, modified, amended, abridged, supplemented, terminated, or discharged, and the Security Interest cannot be released or terminated, except by a writing duly executed by the Secured Party and Debtor. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure to act shall preclude the exercise or enforcement of any of the Secured Party’s rights or remedies. All rights and remedies of the Secured Party shall be cumulative and may be exercised singularly, concurrently, or successively at the Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall not be a condition to or bar the exercise or enforcement of any other. This Agreement shall be binding upon and inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of Secured Party and shall bind all persons and parties who become bound as a debtor to this Security Agreement. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery, and performance of this Agreement and the creation, payment, and performance of the Loan Obligations. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
11. Severability. The unenforceability or invalidity of any provision or provisions hereof shall not render any other provision or provisions herein contained unenforceable or invalid.
THE DEBTOR REPRESENTS, CERTIFIES, WARRANTS, AND AGREES THAT THE DEBTOR HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS AGREEMENT.

HOMELAND ENERGY SOLUTIONS, LLC, an Iowa limited liability company
/s/ Stephen K. Eastman
By: Stephen K. Eastman
Its: President

9